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                                  EXHIBIT 23.1

                             CONSENT OF ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated October 24, 2003, included in Sub Surface Waste Management of Delaware, Inc.'s December 10, 2002 Current Report on Form 8-K, as amended, for the years ended September 30, 2002 and 2001, and to all references to our Firm included in this Registration Statement.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                       Russell Bedford Stefanou Mirchandani LLP



McLean, Virginia
November 21, 2003